SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 8, 2004

Date of Report (Date of earliest event reported)

INERGY, L.P.

(exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200
Kansas City, MO 64112
(Address of principal executive offices)

(816) 842-8181
(Registrant’s telephone number, including area code)

Item 5.	Other Events

On January 8, 2004, Inergy, L.P. (the “Partnership”) entered into an underwriting agreement with Lehman Brothers Inc., A.G. Edwards & Sons, Inc., Wachovia Securities and Raymond James & Associates, Inc. in connection with the sale by the Partnership of 1,750,000 common units of the Partnership. The underwriters were also granted an option to purchase up to an additional 262,500 Common Units.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

1.1	Underwriting Agreement dated January 8, 2004 by and among Inergy, L.P., Inergy Propane, LLC, New Inergy Propane, LLC, Inergy Partners, LLC, Inergy GP, LLC, Inergy Sales & Service, Inc., L&L Transportation, LLC, Inergy Transportation, LLC and Lehman Brothers Inc., A.G. Edwards & Sons, Inc., Wachovia Securities and Raymond James & Associates, Inc.

5.1	Legal Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

99.1	Press Release issued by the Partnership dated January 9, 2004.

Item 9.	Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the Press Release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

By:	INERGY GP, LLC
Its Managing General Partner

By:	/s/ R. Brooks Sherman, Jr.

R. Brooks Sherman, Jr. Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

Date: January 9, 2004

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated January 8, 2004 by and among Inergy, L.P., Inergy Propane, LLC, New Inergy Propane, LLC, Inergy Partners, LLC, Inergy GP, LLC, Inergy Sales & Service, Inc., L&L Transportation, LLC, Inergy Transportation, LLC and Lehman Brothers Inc., A.G. Edwards & Sons, Inc., Wachovia Securities and Raymond James & Associates, Inc.

5.1	Legal Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

99.1	Press Release issued by the Partnership dated January 9, 2004.

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